SALES ONLINE DIRECT, INC.
              ACQUIRES ASSETS OF CHANNELSPACE ENTERTAINMENT, INC.

     WORCESTER, Mass.--(BUSINESS WIRE)--November 9, 2000--Sales OnLine Direct, Inc. (OTC BB: PAID) (the "Company"), an Internet collectibles portal, announced it has acquired a substantial portion of the assets of ChannelSpace
Entertainment, Inc., a Virginia corporation ("CSEI") and Discribe, Ltd. ("Discribe"), a Canadian corporation wholly owned by CSEI.

     "This is a momentous step for collecting on the Net," declares Greg Rotman, Chief Executive Officer of the Company, "Two giants of online collecting have joined forces to create the ultimate one-stop E-Commerce and information source for collectors on the net."

     CSEI and Discribe (key word "Clans" on America On Line (NYSE:AOL) are converged Internet content providers and producers of affinity portals, including the CollectingChannel.com and the CelticChannel.com (http://www.collectingchannel.com) websites. CollectingChannel has earned solid credibility within the collecting industry through its associations with such major factors as Yahoo (Nasdaq: YHOO), eBay(R) (NASDAQ: EBAY) and PAX Television (AMEX:PAX).

     "Having worked with the Sales OnLine Direct for several years now, I am ecstatic to become part of such a winning team," says Barry Friedman, former co-founder and co-chairman of CSEI, who assumes the post of Chief of Strategy. "CollectingChannel.com adds powerful capabilities and resources, including over four million words of professionally written collecting content and our Passion search engine with a staggering 1.4 million entries."

     "CollectingChannel also brings a significant broadcast capability to Sales Online Direct," notes Steve Sanford, CSEI co-founder and co-chairman, who will now serve as the Company's Chief Operating Officer. "We have 19,000 minutes of digitized broadcast footage dedicated to collecting."

     "This historic merger also adds Maloney's Resource Guide to Antiques and Collectible (http://www.maloneysonline.com)," says Richard Rotman, the Company's Chief Financial Officer. "This includes Dealer Directories, Museum and Library Listings, Restoration Services, Suppliers of Parts and more."

     The consideration paid by the Company for the acquired assets was 7,530,000 shares of the Company's common stock, which shares are not being registered at this time, plus $300,000 worth of the Company's common stock which is to be registered. The unregistered shares will be held in escrow for the purposes of complying with the Rule 144 holding period and securing certain indemnity obligations made by CSEI in the acquisition documents. The escrow shares are subject to additional lock-up restrictions.

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     "The  addition of these assets opens  exciting  avenues for the Company and broadens the Company's offerings," Greg Rotman adds. "We are pleased to take this step forward in our efforts to become a leading Internet portal and community in the collectibles industry."

     The Company is an Internet collecting portal with its primary online collectibles websites located at "www.collectingexchange.com" and "www.rotmanauction.com". The Company is focused on the creation of a unique and multi-faceted Internet collectibles market place that services all aspects of the purchase, ownership and sale of collectibles. The Company derives revenues from the sale at auction of collectibles from its own inventory as well as from merchandise under consignment arrangements with the public; sale of advertising on its websites; and fees for services such as appraisals and gradings.

     Future   announcements   about  the  Company's   purchase  of  assets  from
ChannelSpace   Entertainment,   Inc  and   additional   Company  plans  will  be
forthcoming.

         Contact:          Sales OnLine Direct Inc.
                           Penny LaFortune
                           Investor Relations
                           508-754-4889

                           Or

                           Arnie Katz
                           News Coordinator
                           702-648-5677
                           Email: Akatz@aol.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of the Company's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.


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